UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 1, 2003

Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14016 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Item 9. Regulation FD Disclosure

     The following table provides information regarding Maxtor Corporation's leases and long-term debt as of March 29, 2003:

Leases and Long-Term Debt

(In Thousands)

		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years(1)(2)	5 Years(1)(2)(3)

Debt	$200,155	$14,766	$110,116	$40,388	$34,885
Capital Lease Obligations	38,191	25,306	12,857	28	—
Operating Leases (4)	276,748	27,078	60,331	52,342	136,997
Total	$515,094	$67,150	$183,304	$92,758	$171,882

(1)	Does not include $103 million which may be borrowed under a facility in a U.S.-dollar-denominated loan, to be secured by our facilities in Suzhou, China, drawable until April 2007, and repayable in eight semi-annual installments commencing in October 2007; the borrowings under this facility will bear interest at LIBOR plus 50 basis points (subject to adjustment to 60 basis points).

(2)	Does not include $30 million which may be borrowed under a facility in a U.S.-dollar-denominated loan to be secured by our facilities in Suzhou, China, drawable until April 2007, and repayable in April 2013; the borrowings under this facility will bear interest at LIBOR plus 50 basis points (subject to adjustment to 60 basis points).

(3)	Does not include $67 million which we are obligated to contribute to our China subsidiary to allow drawdowns under the facilities described under footnotes (1) and (2).

(4)	Includes future minimum annual rental commitments, including amounts accrued as restructuring liabilities as of March 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MAXTOR CORPORATION

By: /s/ Glenn H. Stevens

Name: Glenn H. Stevens Title: Sr. Vice President, General Counsel and Secretary

Date:   May 1, 2003